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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Kevin Libby
Investor Relations, PSINet Inc.
(877) 990-PSIX
libbyk@psi.com

             PSINet Names New President and Chief Operating Officer;
  Retains Dresdner Kleinwort Wasserstein to Explore Restructuring Alternatives

 GOLDMAN SACHS CONTINUES ROLE AS ADVISOR ON BROADER STRATEGIC ALTERNATIVES
                                FOR THE COMPANY

ASHBURN,VA. -MARCH 19, 2001 - PSINet Inc. (NASDAQ: PSIX ) today announced that Harry G. Hobbs, 47, has been named President and Chief Operating Officer of the Company. He will report directly to William L. Schrader, Chairman of the Board and Chief Executive Officer.

In his new role, Mr. Hobbs will oversee all global operations for PSINet. Previously, he served as Executive Vice President and divisional President of the Company's International Operations with responsibility for Latin America, Europe and the Asia Pacific region. Prior to that, Mr. Hobbs was PSINet's Vice President of Customer Administration from September 1997 to September 1998.

Before joining PSINet, Mr. Hobbs served as Vice President of Customer Care for American Personal Communications, LP, a provider of wireless communications services and an affiliate of Sprint PCS, from February 1995 to August 1997. Prior to that, he served in various positions in the Customer Service, Operations and Large Account Support groups at MCI, including Vice President of Global Customer Service from September 1993 to February 1995.

The Company also announced that it had engaged Dresdner Kleinwort Wasserstein as a financial advisor to explore alternatives to restructure the company's obligations to its bondholders and other creditors. As a priority in that undertaking, Dresdner Kleinwort Wasserstein will initiate conversations with the Company's bondholders. Dresdner Kleinwort Wasserstein's activities will be undertaken in conjunction with the on-going activities of Goldman, Sachs & Co. which, since it was retained in November, 2000, have been directed at identifying strategic alternatives including divestitures of non-core businesses as well as the possible sale or merger of the entire company. There is no assurance that the company will be successful in restructuring its obligations or completing one of these strategic alternatives. Even if PSINet is successful in one or both of these efforts, it is likely that the common stock of the company will have no value, and the indebtedness of the company will be worth significantly less than face value.

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In addition, PSINet today announced that James F. Cragg, Executive Vice
President and divisional President, whose primary responsibility was North American operations, has resigned from the Company.

ABOUT PSINET, INC.

Headquartered in Ashburn, Va., PSINet Inc. is a leading provider of Internet and IT solutions offering flex hosting solutions, global eCommerce infrastructure, end-to-end IT solutions and a full suite of retail and wholesale Internet services through wholly-owned PSINet subsidiaries. Services are provided on PSINet-owned and operated fiber, web hosting and switching facilities currently providing direct access in more than 900 metropolitan areas in 27 countries on five continents. PSINet information can be obtained by e-mail at info@psi.com or by calling in the U.S. 800/799-0676.

                                      # # #

This release contains information about management's view of PSINet's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements, as a result of a variety of factors including, but not limited to, competitive developments, risks associated with PSINet's growth, the development of the Internet market, regulatory risks and other factors that are discussed in PSINet's Annual Report on Form 10-K and other documents periodically filed with the SEC.